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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 23, 2003

                     VASCO DATA SECURITY INTERNATIONAL, INC.

               (Exact name of registrant as specified in charter)



       Delaware                       000-24389                  36-4169320
       --------                       ---------                  ----------
 (State or other juris-              (Commission               (IRS Employer
diction of incorporation)            File Number)            Identification No.)


 1901 South Meyers Road, Suite 210
     Oakbrook Terrace, Illinois                                      60181
----------------------------------------------                       -----
  (Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (630) 932-8844



                                       N/A
          (Former name or former address, if changed since last report)





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ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 23, 2003, VASCO Data Security International, Inc. (VASCO) issued a press release updating the previously released financial update for the first quarter ended March 31, 2003. The full text of the press release is attached as
Exhibit 99.1 to this Report.

The press release contains a reference to EBITDA and provides a reconciliation of EBITDA to net income (loss) on the face of the Consolidated Statement of Operations. EBITDA is used by management for comparisons to other companies within our industry as an alternative to GAAP measures and is used by investors and analysts in evaluating performance. EBITDA, which is earnings before interest, taxes, depreciation and amortization, is computed by adding back net interest expense, income tax expense, depreciation expense, and amortization expense to net income as reported. EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States. EBITDA, as defined above, may not be comparable to similarly titled measures reported by other companies.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: April 23, 2003           VASCO Data Security International, Inc.
                              ---------------------------------------
                              (Registrant)



                              By: /s/Clifford K. Bown
                                  --------------------------------
                                  Clifford K. Bown
                                  Chief Financial Officer



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                                  EXHIBIT INDEX


Exhibit No.        Description
-----------        -----------
99.1               Press release, dated April 23, 2003, updating previously
                   released financial update of VASCO Data Security
                   International, Inc. for the first quarter ended March 31, 2003.





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